Exhibit 99.2

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                       PROXY


                              METRO BANCSHARES, INC.



      The undersigned hereby appoints John V. Harding and Thomas P. Shirley, and each of them, each with the power to act alone and with full power of substitution, as attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of Metro Bancshares, Inc. (the "Corporation"), to be held on June 15, 1994, at 11:00 a.m., Central
Daylight Savings Time, and all adjournments thereof, and there to vote all shares of capital stock of the Corporation held of record by the undersigned as follows:


      1. Approval and adoption of an Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth Financial Corporation ("Fourth Financial"), the Corporation, First Dodge City Bancshares, Inc. ("First Dodge"), First National
             Bancshares of Dodge City, Inc. ("FNB"), First National Bank and Trust Company in Dodge City, Metro Bank of Broken Arrow, and the stockholders of First Dodge, and the related Agreement of Merger which provides for the merger of the Corporation, First Dodge, and FNB, into Fourth Financial, all as described in the Notice of such meeting and the Joint Proxy Statement-Prospectus which accompanied such Notice.


                   FOR  ___            AGAINST  ___          ABSTAIN  ___


      2. In their discretion on such other matters as may properly come before the meeting.


This proxy will be voted as directed, or if no direction is indicated with respect to Item 1, this proxy will be voted FOR the proposal.


DATED: ____________, 1994
___________________________________________
                                         Signature


___________________________________________
                                         Signature if held jointly

Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope, indicating official position or representative capacity where applicable.



              PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
                  PROMPTLY USING THE ENCLOSED ENVELOPE.